UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip code)

(513) 824-3200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Scripps Networks Interactive, Inc. (“SNI”) completed its previously announced acquisition of a 50 percent interest in the UKTV companies (collectively, “UKTV”). UKTV is one of the United Kingdom’s leading multi-channel television programming companies.

SNI, through its wholly-owned subsidiary, Southbank Media Ltd., on August 12, 2011, entered into a sale and purchase agreement (the “SPA”) and related agreements with Flextech Broadband Limited (“Flextech”), a wholly-owned subsidiary of Virgin Media Inc. (“Virgin Media”), as well as with other Virgin Media entities. Pursuant to the SPA, SNI acquired Virgin Media’s 50 percent interest in the UKTV joint venture, in which SNI will partner with the other 50 percent Holder, BBC Worldwide Limited.

Consideration paid in the transaction consisted of £239 million to purchase Virgin Media’s 50-percent common equity interest in UKTV and £100 million to acquire the outstanding preferred stock and debt owed by UKTV to Virgin Media.

A copy of the press release is filed as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated October 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: October 4, 2011	By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Chief Administrative Officer and Chief Financial Officer